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                                                                   EX-99.B(g)(2)

                                CUSTODY AGREEMENT

                             WELLS FARGO FUNDS TRUST
                                   APPENDIX A

For its custodial services, the Custodian shall receive a fee, with respect to each Fund, except for the International Equity Fund, Montgomery Emerging Markets Focus Fund, Montgomery Institutional Emerging Markets Fund, Specialized Health Sciences Fund and Specialized Technology Fund, of 0.02% of the average daily net assets of each such Fund. The custodial fee for the Gateway Funds, which are listed below with an asterisk, is 0.0% so long as they remain a Gateway Fund. The custodial fee for the International Equity Fund is 0.10%. The custodial fee for both the Montgomery Emerging Markets Focus Fund and the Montgomery Institutional Emerging Markets Fund is 0.25%. The custodial fee for the Specialized Health Sciences Fund and Specialized Technology Fund is 0.07%.

           Funds of Wells Fargo Funds Trust Covered by This Agreement

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   California Tax-Free Money Market Fund
5.   California Tax-Free Money Market Trust
6.   Cash Investment Money Market Fund
7.   Colorado Tax-Free Fund
8.   Diversified Bond Fund*
9.   Diversified Equity Fund*
10.  Diversified Small Cap Fund*
11.  Equity Income Fund*
12.  Equity Index Fund
13.  Equity Value Fund
14.  Government Institutional Money Market Fund
15.  Government Money Market Fund
16.  Growth Balanced Fund*
17.  Growth Equity Fund*
18.  Growth Fund
19.  High Yield Bond Fund
20.  Income Fund
21.  Income Plus Fund
22.  Index Allocation Fund
23.  Index Fund*
24.  Inflation-Protected Bond Fund
25.  Intermediate Government Income Fund
26.  International Equity Fund
27.  Large Cap Appreciation Fund*
28.  Large Company Growth Fund*
29.  Limited Term Government Income Fund
30.  Liquidity Reserve Money Market Fund
31.  Mid Cap Growth Fund
32.  Minnesota Money Market Fund
33.  Minnesota Tax-Free Fund
34.  Moderate Balanced Fund*

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35.  Money Market Fund
36.  Money Market Trust
37.  Montgomery Emerging Markets Focus Fund
38.  Montgomery Institutional Emerging Markets Fund
39.  Montgomery Short Duration Government Bond Fund
40.  Montgomery Small Cap Fund
41.  Montgomery Total Return Bond Fund
42.  National Limited Term Tax-Free Fund
43.  National Tax-Free Fund
44.  National Tax-Free Institutional Money Market Fund
45.  National Tax-Free Money Market Fund
46.  National Tax-Free Money Market Trust
47.  Nebraska Tax-Free Fund
48.  OTC Growth Fund
49.  Outlook Today Fund
50.  Outlook 2010 Fund
51.  Outlook 2020 Fund
52.  Outlook 2030 Fund
53.  Outlook 2040 Fund
54.  Overland Express Sweep Fund
55.  Prime Investment Institutional Money Market Fund
56.  Prime Investment Money Market Fund
57.  SIFE Specialized Financial Services Fund
58.  Small Cap Growth Fund
59.  Small Cap Opportunities Fund
60.  Small Company Growth Fund*
61.  Small Company Value Fund*
62.  Specialized Health Sciences Fund
63.  Specialized Technology Fund
64.  Stable Income Fund*
65.  Strategic Growth Allocation Fund*
66.  Strategic Income Fund*
67.  Tactical Maturity Bond Fund*
68.  Treasury Plus Institutional Money Market Fund
69.  Treasury Plus Money Market Fund
70.  WealthBuilder Growth and Income Portfolio
71.  WealthBuilder Growth Balanced Portfolio
72.  WealthBuilder Growth Portfolio
73.  100% Treasury Money Market Fund

Approved by the Board of Trustees: March 26, 1999, as amended: August 19, 1999, October 28, 1999, January 25, 2000, May 9, 2000, July 25, 2000, December 18,
2000, May 8, 2001, August 7, 2001, November 6, 2001, November 27, 2001, December
23, 2001, February 5, 2002, May 7, 2002, August 6, 2002, November 5, 2002, and
December 18, 2002.

Most Recent Annual Approval Date: August 6, 2002.

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          The Funds listed in this Appendix A were last approved by the parties to this Agreement as of December 18, 2002.


                                            WELLS FARGO FUNDS TRUST


                                            By: /s/ C. David Messman
                                                --------------------------
                                                C. David Messman
                                                Secretary


                                            WELLS FARGO BANK MINNESOTA, N.A.


                                            By: /s/ P. Jay Kiedrowski
                                                --------------------------
                                                P. Jay  Kiedrowski
                                                Executive Vice President